Power of Attorney

WHEREAS, the undersigned, as a result of his service
as Vice President, Sales of Pioneer Companies, Inc.,
a Delaware corporation (the "Company"), from time to
time has an obligation to file reports of changes in
his beneficial ownership of the common stock of the
Company with the Securities and Exchange Commission
(the "Commission") pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange
Act"), and the rules and regulations of the
Commission promulgated thereunder, and intends to
seek the assistance of certain representatives of
the Company in the preparation and filing of such
reports;
NOW, THEREFORE, the undersigned hereby constitutes
and appoints Michael Y. McGovern and Gary L.
Pittman, or either of them (with full power to
each of them to act alone), his true and lawful
attorney-in-fact and agent, with full power of
substitution, for him and on his behalf and in
his name, place and stead, in any and all
capacities, to sign, execute and file reports
on Form 3, Form 4 and Form 5 under the Exchange
Act, as adopted by the Commission, with the
Commission, granting unto such attorneys-in-fact
and agents, and each of them, full power and
authority to do and perform each and every act
and thing requisite and necessary to be done in
and about the premises in order to effectuate
the same, as fully to all intents and purposes
as he himself might or could do, if personally
present, hereby ratifying and confirming all
that said attorneys-in-fact and agents, or any
of them, or their substitute or substitutes,
may lawfully do or cause to be done.
IN WITNESS WHEREOF, the undersigned has
executed this Power of Attorney as of the
16th day of May, 2006.
By:  /s/ Charles Whitlock
Charles Whitlock